===============================================================================


  As filed with the Securities and Exchange Commission on September 10, 1999.

                                                      Registration No. 33-
                                                                          -----


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CATALINA MARKETING CORPORATION

             (Exact name of registrant as specified in its charter)

               DELAWARE                                        33-0499007
               --------                                        ----------
     (State or other jurisdiction of                         (IRS Employer
      incorporation or organization)                       Identification No.)

           11300 9TH STREET NORTH
           ST. PETERSBURG, FLORIDA                            33716-2329
           ----------------------                             ----------
  (Address of Principal Executive Offices)                    (Zip Code)


                         CATALINA MARKETING CORPORATION
                             1999 STOCK OPTION PLAN
                             ----------------------
                            (Full title of the plan)

                Please address a copy of all communications to:

              Joseph P. Port                        Elizabeth Hardy Noe
         Chief Financial Officer           Paul, Hastings, Janofsky & Walker LLP
     Catalina Marketing Corporation                      Suite 2400
         11300 9th Street North                  600 Peachtree Street, N.E.
        St. Petersburg, FL 33716                   Atlanta, Georgia 30308
(Name and address of agent for service)          Telephone: (404) 815-2400


                                 (727) 579-5000
                                 --------------
         (Telephone number, including area code, of agent for service)

===========================================================================================================================
           CALCULATION OF REGISTRATION FEE
                                                       Proposed Maximum         Proposed Maximum
 Title of Securities to         Amount to be            Offering Price         Aggregate Offering    Amount of Registration
      be Registered            Registered (2)            Per Share (1)              Price (1)                 Fee (1)
 -----------------------       --------------         ------------------       ------------------    ----------------------
 Common Stock, par value
     $0.01 per share              1,600,000                  $ 88                $ 140,800,000            $ 39,142.40
---------------------------------------------------------------------------------------------------------------------------
     Preferred Stock              1,600,000
   Purchase Rights (3)
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($88 per share) of the Common Stock of the Registrant on the New York Stock Exchange on September 7, 1999.

(2) In addition to such shares, this Registration Statement covers an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the Catalina Marketing Corporation 1999 Stock Option Plan and agreements. The registration fee is calculated only on the stated number of shares.

(3) Rights are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock; therefore, no additional registration fee is required.


===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended March 31, 1999 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

         (c) The description of the Registrant's common stock, par value $.01 (the "Common Stock"), which is contained in its registration statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.




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

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Restated Certificate of Incorporation and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including under circumstances in which indemnification is otherwise discretionary. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under the Delaware Law. In addition, each director is subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware Law. These provisions also do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         As permitted by its Restated Bylaws, the Registrant has entered into agreements with its directors and officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits filed as part of this Registration Statement are as follows:




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

Exhibit Number       Description of Exhibit
--------------       ----------------------
      4              Catalina Marketing Corporation 1999 Stock Option Plan.*

      5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock registered hereunder.

     15              Acknowledgment of Arthur Andersen LLP, Independent
                     Certified Public Accountants, relating to the use of their report contained in the Registrant's quarterly report filed on Form 10-Q as for the quarter ended June 30, 1999.

     23.1            Consent of Arthur Andersen LLP, Independent Certified
                     Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

     23.3 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

     24              Power of Attorney authorizing Joseph P. Port and Daniel D.
                     Granger to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant
                     (contained on signature page of Registration Statement).

---------------
* Incorporated by reference in the Registrant's previously filed Form 10-Q as for the quarter ended June 30, 1999.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this tenth day of September, 1999.



                                          CATALINA MARKETING CORPORATION

                                          BY: /S/ JOSEPH P. PORT
                                             ----------------------------------
                                                  JOSEPH P. PORT
                                                  SENIOR VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Port and David D. Granger, jointly and severally, his or her attorney-in-fact, with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ George W. Off                                      September 10, 1999
----------------------------------               ------------------------------
GEORGE W. OFF                                                 Date
CHAIRMAN OF THE BOARD OF DIRECTORS


/s/ Daniel D. Granger                                  September 10, 1999
----------------------------------               ------------------------------
DANIEL D. GRANGER                                             Date
PRESIDENT, CHIEF EXECUTIVE
OFFICER AND DIRECTOR


/s/ Joseph P. Port                                     September 10, 1999
----------------------------------               ------------------------------
JOSEPH P. PORT                                                Date
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER


/s/ Tamara L. Zeph                                     September 10, 1999
----------------------------------               ------------------------------
TAMARA L. ZEPH                                                Date
CORPORATE CONTROLLER AND
PRINCIPAL ACCOUNTING OFFICER


/s/ Frank H. Barker                                    September 10, 1999
----------------------------------               ------------------------------
FRANK H. BARKER                                               Date
DIRECTOR


/s/ Frederick W. Beinecke                              September 10, 1999
----------------------------------               ------------------------------
FREDERICK W. BEINECKE                                         Date
DIRECTOR

                      (Signatures continued on next page)

                   (Signatures continued from preceding page)

/s/ Patrick W. Collins                                 September 10, 1999
----------------------------------               ------------------------------
PATRICK W. COLLINS                                            Date
DIRECTOR


/s/ Stephen L. D'Agostino                              September 10, 1999
----------------------------------               ------------------------------
STEPHEN L. D'AGOSTINO                                         Date
DIRECTOR


/s/ Thomas W. Smith                                    September 10, 1999
----------------------------------               ------------------------------
THOMAS W. SMITH                                               Date
DIRECTOR


/s/ Michael B. Wilson                                  September 10, 1999
----------------------------------               ------------------------------
MICHAEL B. WILSON                                             Date
DIRECTOR

                                 EXHIBIT INDEX


Exhibit              Description
-------              -----------

   4                 Catalina Marketing Corporation 1999 Stock Option Plan.*

   5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock registered hereunder.

  15                 Acknowledgment of Arthur Andersen LLP, Independent
                     Certified Public Accountants, relating to the use of their report contained in the Registrant's quarterly report filed on Form 10-Q as for the quarter ended June 30, 1999.

  23.1               Consent of Arthur Andersen, LLP, Independent Certified
                     Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999.

  23.3 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

  24                 Power of Attorney authorizing Daniel D. Granger and Joseph
                     P. Port to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant
                     (contained on signature page of Registration Statement).

---------------
* Incorporated by reference in the Registrant's previously filed Form 10-Q as for the quarter ended June 30, 1999.





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